UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2019

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-09165	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2825 Airview Boulevard Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

(269) 385-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 25, 2019, Stryker Corporation (the "Company") and Michael D. Hutchinson agreed that, effective as of April 22, 2019, Mr. Hutchinson will transition from his current role of Vice President, Chief Legal Officer to the position of Vice President and Advisor to the Chairman and Chief Executive Officer of the Company. The Company has announced that Robert Fletcher will be joining the Company as Vice President, Chief Legal Officer effective April 22, 2019.

On March 25, 2019, Mr. Hutchinson entered into a Transition and Retention Agreement with the Company pursuant to which he will be employed as Vice President and Advisor to the Company's Chairman and CEO from April 22, 2019 through May 31, 2020. Under the terms of the agreement, Mr. Hutchinson will continue to receive base salary at his current annual rate through May 31, 2020 or when Mr. Hutchinson terminates employment, if earlier, and will be eligible for his 2019 year-end incentive bonus. In addition, in lieu of a 2020 incentive award, provided Mr. Hutchinson remains employed through May 31, 2020, he will receive a retention payment of $170,312.50.

The summary description of the Transition and Retention Agreement contained in this Form 8-k is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of such agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	10.1	Transition and Retention Agreement between Stryker Corporation and Michael D. Hutchinson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

March 27, 2019	/s/ DEAN H. BERGY
Date	Dean H. Bergy
Vice President, Corporate Secretary